Exhibit 99.1

WEST NYACK, N.Y.--(BUSINESS WIRE)--Aug. 14, 2002--Footstar, Inc. (NYSE: FTS) today reported that in response to Ames Department Stores' decision to liquidate and close all of its stores, the Company will be winding down its footwear departments in Ames stores and recording an allowance for bad debt of $9.2 million in the second quarter ended June 29, 2002, related to its pre-petition receivable from Ames.

Footstar acquired the license to operate footwear departments in Ames when it purchased the J. Baker footwear business in February 2001. Currently, Footstar subsidiaries operate licensed footwear departments within each of Ames’ 327 stores. The Footstar subsidiaries own all footwear inventories within these departments and are responsible for their staffing. According to Ames, going-out-of-business sales are expected to begin sometime during the third quarter, with all stores expected to be closed by the end of 2002. Footstar is currently in the process of developing its plans to liquidate the related inventory and exit the departments.

In addition to the second quarter charges, the Company will incur certain closing costs, including inventory write-downs, asset impairments and severance-related costs. These additional charges will be determined based upon the Company’s final liquidation and exit plan. The Company will continue to review and evaluate the impact of the liquidation and currently expects to record charges for this liquidation during the third and fourth quarters of 2002.

As reported in Footstar’s latest 10-Q, the footwear departments located in Ames stores generated $43.9 million in sales, or 4% of Footstar’s total sales, for the six months ended June 29, 2002. These licensed departments had an operating loss of approximately $0.5 million, before bad debt expense, for the same period.

Footstar, Inc. is a leading footwear retailer. The Company offers a broad assortment of branded athletic footwear and apparel through its two athletic concepts, Footaction and Just For Feet and their websites, www.footaction.com and www.justforfeet.com, and discount and family footwear through licensed footwear departments operated by Meldisco, including 1,831 in Kmart stores of which Kmart has a 49% equity interest. As of July 27, 2002, the Company operated 474 Footaction stores in 41 states, Puerto Rico, and the U.S. Virgin Islands, 94 Just For Feet superstores located predominantly in the Southern half of the country and 5,858 Meldisco licensed footwear departments across the country.

FORWARD-LOOKING STATEMENT AND DISCUSSION OF BUSINESS RISKS: The foregoing discussion contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 and is based on current expectations, assumptions, estimates and projections. Forward-looking statements can be identified by such forward-looking terminology as “currently expects”, “anticipates”, “will,” and similar statements or variations of such terms including any discussion of earnings targets or earnings estimates. Such forward-looking statements involve significant material known and unknown risks and uncertainties, potential write-offs and other charges which can cause actual results to differ materially from such forward-looking statements, including the possible substantial impact on the Company’s business of the bankruptcy proceeding commenced by Kmart Corporation (at which the Company currently has approximately 1,800 licensed footwear departments) and potential adverse developments in such proceeding including: failing to successfully reorganize the chain; any significant store closings effected by Kmart as part of such proceeding to the extent such closings have a material impact on our business; and the impact of any other plans or activities effected by Kmart in such proceeding. Certain other risks and uncertainties include, but are not limited to: uncertainties related to the Ames liquidation and cessation of business, integration of business units, the continued independence and financial health of the Company’s other significant licensors and customers; global liquidity; consumer demand for the Company’s products; unseasonable weather; consumer acceptance of the Company’s merchandise mix; availability of favorable retail locations; product availability; the effect of competitive products and pricing, strikes, the ability to obtain retail locations; and existing retail economic conditions including the impact on consumer spending and consumer confidence from a slowing economy and the impact of going out of business sales and a highly promotional retail environment. These and other important factors that can cause actual results to differ materially from such forward-looking statements are also included in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission as well as in other periodic reports filed by the Company with the Securities and Exchange Commission. You are urged to consider all such factors. In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved or that current trends are an indication of future results. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

CONTACT:  Footstar, Inc.
Investor Contact:
Kathy Guinnessey, 845/727-6675